   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 1996

                                                          REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                               FORM S-3 AND F-3*
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                         HOUSEHOLD INTERNATIONAL, INC.
 (EXACT NAME OF REGISTRANT WHO IS THE ISSUER OF THE GUARANTEES AS SPECIFIED IN
                                 ITS CHARTER)
               DELAWARE                              36-3121988
    (STATE OR OTHER JURISDICTION OF     (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)
                               2700 SANDERS ROAD
                       PROSPECT HEIGHTS, ILLINOIS 60070
                                 847-564-5000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                ---------------
                    HOUSEHOLD FINANCIAL CORPORATION LIMITED
 (EXACT NAME OF REGISTRANT WHO IS THE ISSUER OF THE SENIOR NOTES AND WARRANTS
             TO PURCHASE SENIOR NOTES AS SPECIFIED IN ITS CHARTER)
            ONTARIO, CANADA                        NOT APPLICABLE
    (STATE OR OTHER JURISDICTION OF     (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)
                           100 SHEPPARD AVENUE EAST
                                  SUITE 1000
                      NORTH YORK, ONTARIO, CANADA M2N 6N7
                                 416-250-3400
(ADDRESS, INCLUDING POSTAL CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                ---------------
     PATRICK D. SCHWARTZ, ASSOCIATE GENERAL COUNSEL--CORPORATE FINANCE AND
                              ASSISTANT SECRETARY
                         HOUSEHOLD INTERNATIONAL, INC.
                               2700 SANDERS ROAD
                       PROSPECT HEIGHTS, ILLINOIS 60070
                                 847-564-6301
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                ---------------
                                WITH A COPY TO:
   SCOTT N. GIERKE          ERNEST MCNEE            RICHARD C. HENDERSON
  MCDERMOTT, WILL &       BLAKE, CASSELS &      DIRECTOR, LAW & COMPLIANCE,
        EMERY                  GRAYDON             SECRETARY AND GENERAL
   227 WEST MONROE        BOX 25, COMMERCE                COUNSEL
        STREET               COURT WEST             HOUSEHOLD FINANCIAL
  CHICAGO, ILLINOIS     TORONTO, ONTARIO M5L        CORPORATION LIMITED
        60606                    1A9              100 SHEPPARD AVENUE EAST
                                                         SUITE 1000
                                                NORTH YORK, ONTARIO, CANADA
                                                          M2N 6N7
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                ---------------
                        CALCULATION OF REGISTRATION FEE
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
                                                                         PROPOSED MAXIMUM
                                                        PROPOSED MAXIMUM    AGGREGATE
 TITLE OF EACH CLASS OF SECURITIES TO    AMOUNT TO BE    OFFERING PRICE      OFFERING        AMOUNT OF
            BE REGISTERED                 REGISTERED      PER UNIT(1)        PRICE(1)     REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
Senior Notes and Warrants to Purchase
 Senior Notes.........................   $400,000,000         100%         $400,000,000       $137,932
----------------------------------------------------------------------------------------------------------
Guarantees............................       (2)              (2)              (2)              (2)

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(1) Estimated solely for the purpose of computing the registration fee. Any offering of Senior Notes or Warrants denominated in any foreign currency or foreign currency units will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such Senior Notes or Warrants from the Registrant.
(2) No separate consideration will be received for the Guarantees, and accordingly, no additional registration fee required.
  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
-------
*This Registration Statement constitutes a filing on Form F-3 for the Senior
   Notes and Warrants to Purchase Senior Notes and on Form S-3 for the
   Guarantees.
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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION DATED FEBRUARY 16, 1996

                    HOUSEHOLD FINANCIAL CORPORATION LIMITED

                                  SENIOR NOTES
                                      AND
                       WARRANTS TO PURCHASE SENIOR NOTES

                         HOUSEHOLD INTERNATIONAL, INC.

                                   GUARANTOR

  Household Financial Corporation Limited ("Household Canada") from time to time may offer one or more series of unsecured senior notes ("Debt Securities") and warrants ("Warrants") to purchase Debt Securities (the Debt Securities and Warrants being hereinafter collectively called the "Securities") having an aggregate initial offering price of up to U.S.$400,000,000, or the equivalent thereof if any of the Securities are denominated in a foreign currency or a foreign currency unit. All Debt Securities will be unconditionally guaranteed as to payment of principal, premium, if any, and interest by Household International, Inc. ("Household International"). The guarantees of the Debt Securities (the "Guarantees") will constitute unsecured obligations of Household International and will rank on a parity with other unsecured senior indebtedness of Household International. The Debt Securities will be offered as separate series in amounts, at prices and on terms to be determined at the time of sale and to be set forth in supplements to this Prospectus ("Prospectus Supplement"). The Debt Securities and Warrants may be sold for U.S. dollars, foreign currencies or foreign currency units, and the principal of and any interest on the Debt Securities may be payable in U.S. dollars, foreign currencies or foreign currency units. Unless otherwise specified in the Prospectus Supplement, the Debt Securities will be issued only in denominations of U.S.$100,000, or the equivalent thereof, or any amount in excess thereof which is an integral multiple of U.S.$1,000. The specific designation, aggregate principal amount, the currency or currency unit for which the Securities may be purchased, the currency or currency unit in which the principal and any interest is payable, the rate (or method of calculation) and time of payment of any interest, authorized denominations, maturity, offering price, any redemption terms or other specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the Prospectus Supplement. With regard to the Warrants, if any, in respect of which this Prospectus is being delivered, the Prospectus Supplement sets forth a description of the Debt Securities for which each Warrant is exercisable and the offering price, if any, exercise price, duration, detachability and other terms of the Warrants.

  Household Canada may sell Securities through underwriting syndicates led by one or more managing underwriters or through one or more underwriting firms acting alone, to or through dealers, acting as principals for their own account or as agents, and also may sell Securities directly to other purchasers. See "Plan of Distribution". The names of any underwriters or agents involved in the sale of the Securities in respect to which this Prospectus is being delivered and their compensation will be set forth in the Prospectus Supplement.

                                  -----------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES  AND EXCHANGE  COMMISSION OR  ANY STATE SECURITIES  COMMISSION
    PASSED   UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS   PROSPECTUS.  ANY
      REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE  SECURITIES HAVE NOT BEEN  AND WILL NOT BE  QUALIFIED FOR SALE UNDER  THE
 SECURITIES LAWS OF CANADA OR  ANY PROVINCE OR TERRITORY THEREOF. ACCORDINGLY,
  THESE SECURITIES MAY  NOT BE OFFERED OR  SOLD IN CANADA OR  ANY PROVINCE OR
   TERRITORY THEREOF AND THIS DOCUMENT DOES  NOT CONSTITUTE AN OFFER TO SELL
    OR A SOLICITATION OF AN OFFER TO  BUY ANY OF THESE SECURITIES IN  CANADA
    OR ANY PROVINCE OR TERRITORY THEREOF.

                                  -----------

               THE DATE OF THIS PROSPECTUS IS FEBRUARY   , 1996.

                             AVAILABLE INFORMATION

  Household Canada and Household International have filed with the Securities and Exchange Commission (the "Commission") a combined registration statement on Form F-3 and Form S-3, respectively, (collectively, the "Registration Statement," which term encompasses any amendments thereof) under the Securities Act of 1933, as amended, with respect to the Securities and the Guarantees offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto to which reference is hereby made. Statements or extracts presented in this Prospectus from financial statements, contracts, agreements or other documents included as an exhibit to the Registration Statement are not necessarily complete. With respect to each such financial statement, contract, agreement or other document filed as an exhibit to the Registration Statement, reference is hereby made to the exhibit for a more complete description of the matter involved. All information concerning Household Canada contained herein has been furnished by Household Canada and all information concerning Household International has been furnished by Household International.

  Household Canada and Household International are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file applicable reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at the Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, reports, proxy statements and other material concerning Household International can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605.

  Although Household International is not required to send a copy of its latest Annual Report to Shareholders to holders of the Securities, Household International will, upon request, send to any holder of Securities a copy of its latest Annual Report to Shareholders, as filed with the Commission, which contains financial information that has been examined and reported upon, with an opinion expressed, by independent certified public accountants.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents have been filed by Household Canada (File No. 33-62842) and Household International (File No. 1-8198) with the Commission pursuant to the Exchange Act and are incorporated herein by reference and made a part of this Prospectus:

    (a) Household International's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

    (b) Household International's Quarterly Reports on Forms 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995;

    (c) Household International's Current Reports on Forms 8-K dated February 7, August 9, October 1, 1995, and two reports dated January 25, 1996;

    (d) Household Canada's Annual Report on Form 40-F for the fiscal year ended December 31, 1994; and

    (e) Household Canada's Quarterly Reports filed on Forms 6-K for the months of April 1995, August 1995 and September 1995.

  All documents filed by Household International or Household Canada, as the case may be, with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated herein by reference and made a part of this Prospectus from the date of filing of such documents (including any Form 6-K hereafter filed by Household Canada which indicates it is being incorporated herein by reference). Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  Household International will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all documents incorporated herein by reference (without exhibits other than exhibits specifically incorporated by reference). Requests should be directed to:

                           Household International, Inc.
                           2700 Sanders Road
                           Prospect Heights, Illinois 60070
                           Attention: Office of the Secretary
                           Telephone: 847-564-5000

                            HOUSEHOLD INTERNATIONAL

  Household International was formed in 1981 as a holding company for various subsidiaries which operated in the financial services, manufacturing, transportation and merchandising industries. In 1985 Household International initiated a restructuring program that resulted in the disposition of its merchandising, transportation and manufacturing businesses. In 1994 Household International initiated further restructuring in order to focus on its core finance and banking business in the United States, the United Kingdom and Canada. Since 1993 Household International has sold its Australia operations, all retail banking operations outside metropolitan Chicago, its domestic and Canadian first mortgage portfolios and its individual life and annuity products. Household International's principal executive office is located at 2700 Sanders Road, Prospect Heights, Illinois 60070 (telephone: 847-564-5000).

  The finance and banking business of Household International is the primary focus of Household International's operations. Through subsidiaries, such as Household Finance Corporation ("HFC"), Household Bank, f.s.b., Household Bank (Nevada), National Association, Household Retail Services, Inc., Household Bank (Illinois), National Association, Household Canada, and HFC Bank plc, Household International offers numerous consumer finance products, including home equity credit lines, revolving and closed-end unsecured personal loans, private label credit cards, and VISA* and MasterCard* credit cards. Also, in conjunction with its consumer finance business, and where applicable laws permit, Household International makes credit life, credit accident and health and household contents insurance available to its customers.

  The ongoing commercial finance operations of Household International are generally administered by Household Commercial Financial Services, Inc. ("Household Commercial"), a subsidiary of HFC. Products offered by Household Commercial include leveraged leases, privately-placed limited term preferred stocks and selected commercial financing of equipment or property.
--------
*VISA and MasterCard are registered trademarks of VISA, USA, Inc. and MasterCard International Incorporated, respectively.

                    HOUSEHOLD FINANCIAL CORPORATION LIMITED

  Household Financial Corporation Limited ("Household Canada"), formerly Household Securities Limited, was incorporated by Letters Patent on September 9, 1947, pursuant to a predecessor to the Business Corporations Act (Ontario). Household Canada changed its name from Household Securities Limited to Household Financial Corporation Limited on August 13, 1975 when a Certificate and Articles of Amendment were issued. Household Canada is a wholly-owned subsidiary of Household Global Funding, Inc., which is a wholly-owned subsidiary of Household International. The registered and principal office of Household Canada is at 100 Sheppard Avenue East, Suite 1000, North York, Ontario, M2N 6N7 (telephone: 416-250-3400).

  Household Canada is a holding company which co-ordinates the activities of, arranges the funding of, and furnishes administrative services for its operating subsidiaries. Household Canada and its predecessors have been involved in the consumer finance business in Canada for over 65 years. Household Canada offers a diversified range of consumer financial services to the Canadian public through a network of retail branches. These services include consumer loans, retail finance, revolving credit and the acceptance of deposits. They are offered by Household Canada through four principal operating subsidiaries: Household Finance Corporation of Canada, Household Realty Corporation Limited, Merchant Retail Services Limited and Household Trust Company. In 1991, a decision was made by Household Canada to no longer offer commercial mortgages and a liquidation strategy in respect of the commercial mortgage lending portfolio was implemented. In 1995, Household Canada discontinued its conventional first mortgage lending operations and disposed of the majority of its portfolio.

  The enforcement by investors of civil liabilities under the federal securities laws may be affected adversely by the fact that Household Canada is incorporated or organized under the laws of Canada, that some or all of its officers and directors may be residents of Canada and that all or a substantial portion of the assets of Household Canada and of those persons may be located outside the United States.

                                USE OF PROCEEDS

  Household Canada will apply the net proceeds from the sale of the Securities to its general funds to be used for general corporate purposes, including to fund investments in, or extensions of credit to, its operating subsidiaries; to reduce other outstanding indebtedness (which may include indebtedness owed to its affiliates, including Household International); or to fund acquisitions of other companies or portfolios.

                      RATIOS OF EARNINGS TO FIXED CHARGES

  The ratios of earnings to fixed charges for Household International and Household Canada for the periods indicated below were as follows:

                                          NINE MONTHS
                                             ENDED
                                         SEPTEMBER 30, YEAR ENDED DECEMBER 31,
                                         ------------- ------------------------
                                          1995   1994  1994 1993 1992 1991 1990
                                         ------ ------ ---- ---- ---- ---- ----
Household International and subsidiar-
 ies....................................   1.41   1.42 1.41 1.38 1.19 1.10 1.17
Household Canada and subsidiaries.......   0.96   0.85 0.86 0.77 0.79 0.83 1.15

  For purposes of calculating the ratio, earnings consist of income from continuing operations to which has been added income taxes and fixed charges. For Household International, fixed charges consist of interest on all indebtedness (including capitalized interest) and one-third of rental expense (approximate portion representing interest). For Household Canada, fixed charges consist of interest on all indebtedness (excluding capitalized interest and one-third of rental expense); the respective ratios calculated on a basis including capitalized interest and one-third of rental expense are 0.96, 0.86, 0.86, 0.77, 0.79, 0.83 and 1.15, respectively.

                 DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

  The following description of the Debt Securities and Guarantees sets forth certain general terms and provisions of the Debt Securities and Guarantees to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities") and the extent to which such general terms and provisions may apply to the Offered Debt Securities will be described in the Prospectus Supplement relating to such Offered Debt Securities.

GENERAL

  The Offered Debt Securities will constitute unsecured senior debt of Household Canada, will rank on a parity with other unsecured senior debt of Household Canada and will be unconditionally guaranteed as to payment of principal, interest and premium, if any, by Household International. The Offered Debt Securities will be issued under one of two indentures specified elsewhere herein (the "Indentures"). Copies of the Indentures are filed as exhibits to the Registration Statement which registers the Securities and the Guarantees with the Commission. The following summaries do not purport to be complete and, where particular provisions of the Indentures are referred to, such provisions, including definitions of certain terms, are incorporated by reference as part of such summaries, which are qualified in their entirety by such reference.

  The Indentures provide that Debt Securities may be issued thereunder from time to time in one or more series and do not limit the aggregate principal amount of the Debt Securities, except as may be otherwise provided with respect to any particular series of Offered Debt Securities.

  Unless otherwise indicated in the Prospectus Supplement with respect to any particular series of Offered Debt Securities, the Debt Securities will be issued in definitive registered form without coupons, will be exchangeable for authorized denominations and will be transferable at any time or from time to time. No charge will be made to any Holder for any exchange or registration of transfer except for any tax or governmental charge incident thereto. The Debt Securities of any series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a Depositary. See "Book-Entry System" below.

  Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby for the following terms and other information to the extent applicable with respect to the Offered Debt
Securities: (1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the price (expressed as a percentage of the aggregate principal amount thereof) Household Canada will be paid for the Offered Debt Securities and the initial offering price, if any, at which the Offered Debt Securities will be offered to the public; (4) the currency, currencies or currency units for which the Offered Debt Securities may be purchased and the currency, currencies or currency units in which the principal of and any interest on such Offered Debt Securities may be payable; (5) the date or dates on which the Offered Debt Securities will mature; (6) the rate or rates (which may be fixed or variable) per annum at which the Offered Debt Securities will bear interest, if any; (7) the date from which such interest, if any, on the Offered Debt Securities will accrue, the dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence and the Regular Record Dates for such Interest Payment Dates, if any; (8) the dates, if any, on which and the price or prices at which the Offered Debt Securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund or purchase fund provisions, be redeemed by Household Canada, and the other detailed terms and provisions of such sinking and/or purchase funds; (9) the date, if any, after which and the price or prices at which the Offered Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of Household Canada or of the Holder thereof and the other detailed terms and provisions of such optional redemption; (10) the securities exchange, if any, on which the Offered Debt Securities will be listed; and (11) additional provisions, if any, with respect to the Offered Debt Securities. With respect to Offered Debt Securities sold through dealers acting as agents, however, the maturities and interest rates of such Offered Debt Securities may be established by Household Canada from time to time and, if not set forth in the Prospectus Supplement relating thereto, will be made available through such dealers.

  If any of the Debt Securities are sold for foreign currencies or foreign currency units or if the principal of or any interest on any series of Debt Securities is payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Debt Securities and such currencies or currency units will be set forth in the Prospectus Supplement relating thereto.

  Debt Securities may be issued as Original Issue Discount Securities to be offered and sold at a discount below their stated principal amount. "Original Issue Discount Securities" means any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof upon the occurrence of an Event of Default and the continuance thereof. As used in the following summary of certain terms of the Debt Securities, the term "principal amount" means, in the case of any Original Issue Discount Security, the amount that would then be due and payable upon acceleration of the maturity thereof, as specified in such Debt Securities.

BOOK-ENTRY SYSTEM

  If so indicated in the Prospectus Supplement with respect to any series of Offered Debt Securities, such Offered Debt Securities will be represented by one or more global securities (the "Global Security"). The Global Security will be deposited with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of a nominee of the Depositary. Except under circumstances described below, such Offered Debt Securities will not be issuable in definitive form.

  The Depositary has advised Household Canada, Household International and any underwriters, dealers or agents named in the applicable Prospectus Supplement as follows: the Depositary is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

  Upon the issuance of the Global Security, the Depositary will credit on its book-entry registration and transfer system the accounts of participants with the respective principal amounts of the Offered Debt Securities represented by the Global Security. Ownership of beneficial interests in the Global Security will be limited to persons that have accounts with the Depositary or its nominee ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in the Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in the Global Security.

  So long as the Depositary or its nominee is the registered owner of the Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Offered Debt Securities represented by the Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in the Global Security will not be entitled to have Offered Debt Securities represented by the Global Security registered in their names, will not receive or be entitled to receive physical delivery of Offered Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

  Principal and interest payments on Offered Debt Securities registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security. None of Household Canada, Household International, the Trustee, any paying agent or the registrar for the Offered Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

  Household Canada expects that the Depositary for the Offered Debt Securities or its nominee, upon receipt of any payment of principal or interest, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of the Depositary or its nominee. Household Canada also expects that payments by participants to owners of beneficial interests in the Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants.

  If the Depositary is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by Household Canada within 90 days, Household Canada will issue Offered Debt Securities in definitive form in exchange for the entire Global Security. In addition, Household Canada may at any time and in its sole discretion determine not to have the Offered Debt Securities represented by the Global Security and, in such event, will issue Offered Debt Securities in definitive form in exchange for the entire Global Security. In any such instance, an owner of a beneficial interest in the Global Security will be entitled to physical delivery in definitive form of Offered Debt Securities represented by the Global Security equal in principal amount to such beneficial interest and to have such Offered Debt Securities registered in its name. Offered Debt Securities so issued in definitive form will be issued as registered Offered Debt Securities in denominations of U.S. $100,000 or any amount in excess thereof which is an integral multiple of U.S.$1,000, unless otherwise specified by Household Canada.

SAME-DAY SETTLEMENT AND PAYMENT

  If so indicated in the Prospectus Supplement with respect to any series of Offered Debt Securities, settlement for such Offered Debt Securities will be made by the underwriters, dealers or agents in immediately available funds and all payments of principal and interest thereon will be made by Household Canada in immediately available funds. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast Offered Debt Securities subject to settlement in immediately available funds will trade in the Depositary's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Offered Debt Securities will therefore be required by the Depositary to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Offered Debt Securities.

GUARANTEES

  Household International will unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Debt Securities when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. The Guarantees are unsecured obligations of Household

International and will rank equally with all other unsecured and unsubordinated obligations of Household International. The Guarantees provide that in the event of a default in payment of principal, premium, if any, or interest on a Debt Security, the Holder of the Debt Security may institute legal proceedings directly against Household International to enforce the Guarantee without first proceeding against Household Canada. The Indentures provide that Household International may, without the consent of any Holder, under certain circumstances assume all rights and obligations of Household Canada under the Indentures with respect to a series of Debt Securities. Upon such an assumption, Household Canada shall be released from its liabilities with respect to such series of Debt Securities. (Section 2.12)

  Household International is principally a holding company whose primary source of funds is dividends from its subsidiaries. Dividend distributions to Household International from its banking and insurance subsidiaries may be restricted by federal and state laws and regulations. Dividend distributions from its foreign subsidiaries, including Household Canada, may also be restricted by exchange controls of the country in which the subsidiary is located. Also, as a holding company the rights of any creditors or stockholders of Household International to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that Household International may itself be a creditor with recognized claims against the subsidiary. Nevertheless, there are no restrictions that currently materially limit Household International's ability to make payments to its creditors at current levels nor are there any restrictions which Household International reasonably believes are likely to limit materially such payments in the future.

INDENTURES

  Offered Debt Securities and the related Guarantees will be issued under (i) an Indenture dated as of May 15, 1993, among Household Canada, Household International and The Bank of New York, as Trustee, or (ii) an Indenture dated as of May 15, 1993, among Household Canada, Household International and LaSalle National Trust, N.A., as Trustee.

  Unless a different place is specified in the Prospectus Supplement with respect to any particular series of Debt Securities, principal of and interest, if any, on Debt Securities will be payable at the office or agency of the respective Trustee or Paying Agent, if any, in either New York, New York, with respect to the Indenture with The Bank of New York, or in Chicago, Illinois, with respect to the Indenture with LaSalle National Bank; provided, however, that payment of interest may be made at the option of Household Canada by check or draft mailed to the person entitled thereto.

COVENANTS AGAINST CREATION OF PLEDGES OR LIENS

  Household International. Household International covenants in the Indentures that, with the exceptions listed below, it will not issue, assume or guarantee any indebtedness for borrowed money secured by a mortgage, security interest, pledge or lien ("security interest") of or upon any of its property, now owned or hereafter acquired, unless the Guarantees, by supplemental indenture, are effectively secured by such security interest equally and ratably with all other indebtedness secured thereby for so long as such other indebtedness shall be so secured. The term "indebtedness for borrowed money" does not include any guarantee, cash deposit or other recourse obligation in connection with the sale or discount by Household International or any of its subsidiaries of finance or accounts receivable, trade acceptances, or other paper arising in the ordinary course of its business.

  The foregoing covenant does not apply to (a) security interests to secure the payment of the purchase price on property, shares of capital stock, or indebtedness acquired by Household International or the cost of construction or improvement of such property or the refinancing of all or any part of such secured indebtedness, provided that such security interests do not apply to any other property, shares of capital stock, or indebtedness of Household International; (b) security interests on property, shares of capital stock, or indebtedness existing at the time of acquisition by Household International;
(c) security interests on property of a corporation which security interests exist at the time such corporation merges or consolidates with or into Household International or which security interests exist at the time of the sale or transfer of all or substantially all of the assets of such corporation to Household International; (d) security interests of Household International to secure any of its indebtedness to a subsidiary; (e) security interests in property of Household International in favor of the United States of America or any state or agency or instrumentality thereof, or in favor of any other country or political subdivision, to secure partial, progress, advance, or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such security interests; (f) security interests on properties financed through tax exempt municipal obligations, provided that such security interests are limited to the property so financed; (g) security interests existing on May 15, 1993; and (h) any extension, renewal, refunding, or replacement (or successive extensions, renewals, refundings, or replacements), in whole or in part, of any security interest referred to in the foregoing clauses (a) through (g) inclusive, provided, however, that the principal amount of indebtedness secured in such extension, renewal, refunding, or replacement does not exceed the principal amount of indebtedness secured at the time by such security interest, and provided further, that such extension, renewal, refunding, or replacement of such security interest is limited to all or part of the property subject to such security interest so extended, renewed, refunded, or replaced.

  Notwithstanding the foregoing, Household International may, without equally and rateably securing the Guarantees, issue, assume, or guarantee indebtedness secured by a security interest not excepted pursuant to clauses (a) through (h) above, if the aggregate amount of such indebtedness, together with all other indebtedness of, or guaranteed by, Household International existing at such time and secured by security interests not so excepted, does not at the time exceed 10% of Household International's Consolidated Net Worth. As used herein, "Consolidated Net Worth" shall mean the difference between Household International's consolidated assets and consolidated liabilities as shown on Household International's most recent audited consolidated financial statements prepared in accordance with United States generally accepted accounting principles. In addition, an arrangement with any person providing for the leasing by Household International of any property, which property has been or is to be sold or transferred by Household International to such person with the intention that such property be leased back to Household International, shall not be deemed to create any indebtedness secured by a security interest if the obligation with respect to such lease would not be included as liabilities on a consolidated balance sheet of Household International. The Holders of not less than a majority in principal amount of the Debt Securities at the time outstanding under an Indenture, on behalf of the Holders of all of the Debt Securities issued under such Indenture, may waive compliance with the foregoing covenant. (Section 4.04)

  Household Canada. Household Canada covenants in the Indentures that, with the exceptions listed below, it will not create, incur or assume any mortgage, hypothecation, charge, security interest, lien, encumbrance, pledge or other security ("security interest") upon the whole or any part of its undertaking or property, real or personal, present or future, to secure any loan or other indebtedness, present or future, for any money borrowed and premium and interest with respect thereto ("Money Borrowed") or to secure any guarantee by Household Canada of any loan or other indebtedness, present or future, for Money Borrowed, nor will Household Canada permit any security interest securing indebtedness of another corporation to extend to any assets of Household Canada as a result of the amalgamation of Household Canada with, or the sale of all or substantially all of Household Canada's assets to, such other corporation or as a result of the purchase by Household Canada from such other corporation of all or any part of its assets, unless, in either case, the same security interest shall have been or shall as soon as reasonably practicable thereafter be created in favor of and be extended equally to and rateably with the Debt Securities then outstanding.

  The foregoing covenant does not apply to (a) Household Canada issuing or becoming liable on any Purchase Money Obligation (as defined below) or creating or assuming any Purchase Money Mortgage (as defined below); (b) the continuation of any security interest existing on the date of the Indentures;
(c) the
assumption by Household Canada of any security interest on any property, real or personal, in existence at the time of acquisition thereof; (d) the continuation of any Purchase Money Mortgage existing on the date of an amalgamation of Household Canada with, or the transfer of all or substantially all of Household Canada's assets to, or the transfer to Household Canada of all or any part of the other corporation's assets from, another corporation; (e) any security interest for Money Borrowed of Household Canada, the amount of which, when aggregated with the amount of all other Money Borrowed of Household Canada and of its Subsidiaries (as defined below) then outstanding in respect of which security interest has been given, excluding any security interest pursuant to the other exceptions referred to herein, would not exceed 10% of Consolidated Shareholders' Equity (as defined below); (f) the giving of security interest to secure the Senior Notes; or (g) any security interest not related to the borrowing of money incurred or arising by operation of law in the ordinary course of business.

  As used herein, the following terms have the meanings ascribed to them in this paragraph: "Consolidated Shareholders' Equity" shall mean at any time the paid-in capital plus retained earnings, or minus deficit, as the case may be, plus any other amount which in accordance with generally accepted accounting principles would be classified as part of the shareholders' equity section of a consolidated balance sheet of Household Canada and its Subsidiaries, all determined in accordance with generally accepted accounting principles; "Purchase Money Mortgage" shall mean any mortgage, charge, security interest, pledge, lien, encumbrance or other security created, issued or assumed by Household Canada to secure a Purchase Money Obligation, provided that such mortgage, hypothecation, charge, security interest, pledge, lien, encumbrance or other security is limited to the property acquired in connection with the creation, issue or assumption of such Purchase Money Obligation and is created, issued or assumed substantially concurrently with the acquisition of such property except in the case of immoveable property on which fixed improvements are constructed or installed in which case the same shall be created or issued within a period of 18 months after the acquisition of such property, and any extensions or renewals or replacements of any such Purchase Money Mortgage upon the same property if the principal amount of the indebtedness secured thereby at the time of such extension, renewal or replacement is not increased; "Purchase Money Obligation" shall mean any indebtedness assumed by Household Canada as part of, or issued or incurred to provide Household Canada with funds to pay, the purchase price of moveable or immoveable property acquired by Household Canada, provided that such indebtedness does not exceed 100% of the purchase price of such property, and includes any extension, renewal, replacement or refunding of any such Purchase Money Obligation to the extent of the principal amount outstanding at the time of such extension, renewal, replacement or refunding. In the case of immoveable property so acquired, such terms shall include indebtedness issued or incurred to provide Household Canada with funds to pay, or to reimburse Household Canada for, the purchase price of such property and expenditures made for any fixed improvements constructed or installed thereon within a period of 18 months after the acquisition thereof, provided such indebtedness does not exceed 100% of the aggregate of such purchase price and of such expenditures; "Subsidiary" shall mean any corporation at least a majority of the shares of the Voting Stock (or the equivalent thereof, in the case of corporations organized outside the United States of America) of which shall at the time be owned, directly or indirectly, by Household International or by one or more Subsidiaries thereof, or by Household Canada and one or more Subsidiaries thereof; and "Voting Stock", as applied to the stock of any corporation, shall mean stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the directors of such corporation, other than stock having such power only by reason of the happening of a contingency.

  Household Canada has agreed to cause each of its Subsidiaries to abide by the covenants noted above, subject to the same qualifications, provided that Household Canada and its Subsidiaries are permitted to give security interests to each other, to accept deposits and invest monies in investments which under applicable law are required to be held in trust or otherwise made available for the persons making such deposits, and to pledge assets to the Government of Canada with respect to the sale of Canada Savings Bonds or other similar activities. The Holders of not less than a majority in principal amount of the Debt Securities at the time outstanding under an Indenture, on behalf of the Holders of all of the Debt Securities issued under such Indenture, may waive compliance with the foregoing covenant. (Section 3.07)

SATISFACTION, DISCHARGE AND DEFEASANCE OF THE INDENTURES AND DEBT SECURITIES

  If there is deposited irrevocably with the Trustee as trust funds for the benefit of the Holders of Debt Securities of a particular series, for the purpose hereinafter stated, an amount, in money or the equivalent in securities of the United States or securities the principal of and interest on which is fully guaranteed by the United States, sufficient to pay the principal, premium, if any, and interest, if any, on such series of Debt Securities on the dates such payments are due in accordance with the terms of such series of Debt Securities through their maturity, and if Household Canada has paid or caused to be paid all other sums payable by it under the applicable Indenture with respect to such series, then Household Canada will be deemed to have satisfied and discharged the entire indebtedness represented by such series of Debt Securities and all the obligations of Household Canada and Household International under such Indenture with respect to such series, except as otherwise provided in such Indenture. In the event of any such defeasance, Holders of such Debt Securities will be able to look only to such trust funds for payment of principal, premium, if any, and interest, if any, on their Debt Securities (Section 7.03)

  For federal income tax purposes, any such defeasance may be treated as a taxable exchange of the related Debt Securities for an issue of obligations of the trust or a direct interest in the cash and securities held in the trust. In that case, Holders of such Debt Securities may recognize a gain or loss as if the trust obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their Debt Securities. Such Holders thereafter would be required to include in income a share of the income, gain or loss of the trust. The amount so required to be included in income could be a different amount than would be includable in the absence of defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences to them of defeasance. Any such defeasance may also give rise to tax consequences under the Income Tax Act (Canada) to Holders.

THE TRUSTEES

  The Bank of New York and affiliates of LaSalle National Trust, N.A. provide lines of credit to Household International or its subsidiaries in the normal course of business. The Trustees act as such with respect to currently outstanding series of debt securities under the respective Indentures and act or may act as trustees from time to time under other indentures of Household International or its subsidiaries.

MODIFICATION OF INDENTURES

  Each Indenture provides that the Holders of not less than a majority in principal amount of each series of Debt Securities at the time outstanding under such Indenture may enter into supplemental indentures for the purpose of amending or modifying, in any manner, provisions of the Indenture or of any supplemental indenture modifying the rights of Holders of such series of Debt Securities. However, no such supplemental indenture,without the consent of the Holder of each outstanding Debt Security affected thereby, shall, among other things, (i) change the maturity of the principal of, or any installment of interest on any Debt Security, or reduce the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof, or (ii) reduce the aforesaid percentage of the Debt Securities, the consent of the Holders of which is required for the execution of any such supplemental indenture or for any waiver of compliance with any covenant or condition in such Indenture. (Section 12.02)

  Each Indenture may be amended or supplemented without the consent of any Holder of Debt Securities under certain circumstances, including (i) to cure any ambiguity, defect or inconsistency in the Indenture, any supplemental indenture, or in the Debt Securities of any series; (ii) to evidence the succession of another corporation to Household Canada or Household International and to provide for the assumption of all the obligations of Household Canada or Household International under the Indenture by such corporation; (iii) to provide for uncertificated debt securities in addition to certificated debt securities; (iv) to make any change that does not adversely affect the rights of Holders of Debt Securities issued thereunder; (v) to provide for a new series of Debt Securities; or (vi) to add to rights to Holders of Debt Securities or add additional Events of Default. (Section 12.01)

SUCCESSOR ENTITY

  Household International may not consolidate with or merge into, or transfer, sell or lease its properties and assets as, or substantially as, an entirety to another entity unless the successor entity is a corporation incorporated within the United States and, after giving effect thereto, no default under the Indenture shall have occurred and be continuing. Thereafter, except in the case of a lease, all obligations of Household International under the Indenture terminate. (Sections 11.01 and 11.02)

  The Indentures do not contain any covenants specifically designed to protect Holders of Debt Securities against a reduction in the creditworthiness of Household International or Household Canada in the event of a highly leveraged transaction.

EVENTS OF DEFAULT

  Each Indenture defines the following as Events of Default with respect to any series of Debt Securities: default for 30 days in the payment of any interest upon any Debt Security of such series issued under such Indenture; default in the payment of any principal of or premium on any such Debt Security; default for 30 days in the deposit of any sinking fund or similar payment for such series of Debt Securities; default for 60 days after notice in the performance of any other covenant in the Indenture; certain defaults for 30 days after notice in the payment of principal or interest, or in the performance of other covenants, with respect to borrowed money under another indenture in which the Trustee for such Debt Securities is trustee which results in the principal amount of such indebtedness becoming due and payable prior to maturity, which acceleration has not been rescinded or annulled; and certain events of bankruptcy, insolvency or reorganization. Household Canada and Household International are required to file with each Trustee annually an Officers' Certificate as to the absence of certain defaults under the Indenture. (Sections 8.01, 3.06 and 4.05)

  If an Event of Default with respect to Debt Securities of any series at the time outstanding occurs and is continuing, either the Trustee or the Holders of not less than 25% in principal amount of the outstanding Debt Securities of such series by notice as provided in the Indenture may declare the principal amount of all the Debt Securities of such series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the Trustee, the Holders of not less than a majority in principal amount of outstanding Debt Securities of such series may, under certain circumstances, rescind or annul such declaration of acceleration. (Section 8.02)

  The Holders of not less than a majority in principal amount of the outstanding Debt Securities of each series may, on behalf of all Holders of Debt Securities of such series, waive any past default under the Indenture and its consequences with respect to Debt Securities of such series, except a default (a) in the payment of principal of or premium, if any, or interest, if any, on any Debt Securities of such series, or (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Debt Security of such series affected. (Section 8.13)

  Each Indenture provides that the Trustee thereunder may withhold notice to Holders of Debt Securities of any default (except in payment of the principal of (or premium, if any) or interest on any Debt Security issued under such Indenture or in the payment of any sinking fund or similar payment) if it considers it in the interest of Holders of Debt Securities to do so. (Section 9.02)

  Holders of Debt Securities may not enforce an Indenture except as provided therein. (Section 8.07) Each Indenture provides that the Holders of a majority in principal amount of the outstanding Debt Securities issued under such Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Section

8.12) The Trustee will not be required to comply with any request or direction of Holders of Debt Securities pursuant to the Indenture unless offered indemnity against costs and liabilities which might be incurred by the Trustee as a result of such compliance. (Section 9.03(e))

                            DESCRIPTION OF WARRANTS

  Household Canada may issue, together with any Debt Securities offered by any Prospectus Supplement or separately, Warrants for the purchase of other Debt Securities. The Warrants are to be issued under warrant agreements (each a "Warrant Agreement") to be entered into among Household Canada, Household International and a bank or trust company, as warrant agent ("Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Warrants ("Offered Warrants"). A copy of the forms of Warrant Agreement, including the form of warrant certificates representing the Warrants ("Warrant Certificates"), reflecting the alternative provisions to be included in the Warrant Agreements that will be entered into with respect to particular offerings of Warrants, is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Warrant Agreement and the Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreement and the Warrant Certificates, respectively, including the definitions therein of certain terms.

GENERAL

  The Prospectus Supplement will describe the terms of the Offered Warrants, the Warrant Agreement relating to the Offered Warrants and the Warrant Certificates representing the Offered Warrants, including the following: (1) the designation, aggregate principal amount, and terms of the Debt Securities purchasable upon exercise of the Offered Warrants; (2) the designation and terms of any related Debt Securities with which the Offered Warrants are issued and the number of Offered Warrants issued with each such Debt Security; (3) the date, if any, on and after which the Offered Warrants and the related Offered Debt Securities will be separately transferable; (4) the principal amount of Debt Securities purchasable upon exercise of one Offered Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise; (5) the date on which the right to exercise the Offered Warrants shall commence and the date ("Expiration Date") on which such right shall expire; (6) whether the Warrants represented by the Warrant Certificates will be issued in registered or bearer form, and if registered, where they may be transferred and registered; and (7) any other terms of the Offered Warrants.

  Warrant Certificates will be exchangeable on the terms specified in the Prospectus Supplement for new Warrant Certificates of different denominations, and Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal of, premium, if any, or interest, if any, on the Debt Securities purchasable upon such exercise.

EXERCISE OF WARRANTS

  Each Offered Warrant will entitle the holder to purchase such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Offered Warrants by payment of such exercise price in full in the manner specified in the Prospectus Supplement. Offered Warrants may be exercised at any time up to the close of business on the Expiration Date set forth in the Prospectus Supplement relating to the Offered Warrants. After the close of business on the Expiration Date, unexercised Warrants will become void.

  Upon receipt of payment of the exercise price and the Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement, Household Canada will, as soon as practicable, forward the Debt Securities purchasable upon such exercise. If less than all of the Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amount of Warrants.

                              PLAN OF DISTRIBUTION

  Household Canada may sell the Securities in any of three ways: (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The Prospectus Supplement will set forth the terms of the offering of the Offered Debt Securities and any Offered Warrants (collectively, the "Offered Securities"), including the name or names of any underwriters, dealers or agents, the purchase price of the Offered Securities and the proceeds to Household Canada from such sale, any underwriting discounts and other items constituting underwriters' compensation, and any discounts and commissions allowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  If the Offered Securities are sold through underwriters, the Prospectus Supplement relating thereto will describe the nature of the obligation of the underwriters to take the Offered Securities. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriting firms acting alone. The underwriter or underwriters with respect to a particular underwritten offering of Offered Securities will be named in the Prospectus Supplement relating to such offering, and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Offered Securities if any are purchased.

  The Offered Securities may be sold directly by Household Canada or through agents designated by Household Canada from time to time. Any agent involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by Household Canada to such agent will be set forth, in the Prospectus Supplement relating thereto.

  Underwriters and agents who participate in the distribution of the Offered Securities may be entitled under agreements which may be entered into by Household Canada or Household International to indemnification by Household Canada and Household International against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

  If so indicated in the Prospectus Supplement, Household Canada will authorize underwriters, dealers or other persons acting as Household Canada's agents to solicit offers by certain institutions to purchase Offered Securities from Household Canada pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by Household Canada. The obligations of any purchaser under any such contract will not be subject to any conditions except that (i) the purchase of the Offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject, and (ii) if the Offered Securities are also being sold to underwriters, Household Canada shall have sold to such underwriters the Offered Securities not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect to the validity or performance of such contracts.

  There can be no assurance that a secondary market will be created for the Offered Securities or, if it is created, that it will continue.

                              CERTAIN TAX MATTERS

  The Prospectus Supplement will describe the material Canadian federal tax consequences, if any, to an investor who is a citizen or resident of the United States acquiring Securities, including whether payments of principal, premium, if any, and interest will be subject to Canadian non-resident withholding tax.

  If interest or principal on the Securities is payable in a currency other than United States dollars, or if an investor would be required to include original issue discount in income as a result of holding Securities, the Prospectus Supplement will contain a discussion of certain United States Federal income tax consequences of acquiring, holding or disposing of such Securities.

                                 ERISA MATTERS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans ("Plans") that are subject to ERISA and on persons who are fiduciaries with respect to such Plans. In accordance with the ERISA's general fiduciary requirements, a fiduciary with respect to any such Plan who is considering the purchase of Securities on behalf of such Plan should determine whether such purchase is permitted under the governing Plan documents and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") prohibit certain transactions between a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Section 4975 of the Code). Thus, a Plan fiduciary considering the purchase of Securities should consider whether such a purchase might constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code.

  Household Canada or Household International may be considered a "party in interest" or a "disqualified person" with respect to many Plans that are subject to ERISA. The purchase of Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Code) and with respect to which Household Canada or Household International is a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 80-51 (an exemption for certain transactions involving bank collective investment funds) or PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts). ANY PENSION OR OTHER EMPLOYEE BENEFIT PLAN PROPOSING TO ACQUIRE ANY SECURITIES SHOULD CONSULT WITH ITS COUNSEL.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  Estimated Expenses:

      Printing & Engraving............................................ $ 40,000
      Fees of Trustees................................................   40,000
      Accountants' Fees...............................................   40,000
      Blue Sky Qualification Fees.....................................   15,000
      SEC Filing Fee..................................................  137,932*
      Rating Service Fees.............................................  300,000
      Legal Fees......................................................   20,000
      Miscellaneous...................................................    7,068
                                                                       --------
          Total....................................................... $600,000
                                                                       ========

--------
*  Actual

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The General Corporation Law of Delaware (Section 102) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any its stockholders for monetary damage for a breach of his/her fiduciary duty as a director, except in the case where the director breached his/her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Restated Certificate of Incorporation, as amended, of Household International, contains a provision which eliminates directors' personal liability as set forth above.

  The General Corporation Law of Delaware (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes Household International to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

  Household International's Restated Certificate of Incorporation, as amended, provides for indemnification to the fullest extent as expressly authorized by
Section 145 of the General Corporation Law of Delaware for directors, officers and employees of Household International and also to persons who are serving at the request of Household International as directors, officers or employees of other corporations (including subsidiaries such as Household Financial Corporation Limited). This right of indemnification is not exclusive of any other right which any person may acquire under any statute, bylaw, agreement, contract, vote of stockholders or otherwise.

  The Business Corporations Act (Ontario) (the "Act") (Section 136) allows a corporation to indemnify a present or former director or officer of the corporation who acts or acted at the corporation's request in such capacity against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such director or officer in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation, if (i) such director or officer acted honestly and in good faith with a view to the best interests of the corporation; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, provided such director or officer had reasonable grounds for believing that his or her conduct was lawful. Section 136 of the Act entitles a director or officer to be indemnified by the corporation in respect of all costs, charges, and expenses reasonably incurred in the successful defense of such action or proceeding provided he fulfills the conditions set out in clauses (i) and (ii) above.

  Section 7.02 of Household Canada by-laws provides for indemnification of present or former directors or officers of Household Canada, as permitted under
Section 136 of the Act. Household Canada will also indemnify such person in such other circumstances as the Act or law permits or so requires.

  Household International has purchased liability policies which indemnify its officers and directors, including those of Household Canada, against loss arising from claims by reason of their legal liability for acts as officers, subject to limitations and conditions as set forth in the policies.

  Pursuant to agreements which Household International and Household Canada may enter into with underwriters or agents (the form of which is included as an exhibit to this Registration Statement), officers and directors of Household International and Household Canada may be entitled to indemnification by such underwriters or agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, arising from information appearing in the Registration Statement or any Prospectus or Prospectus Supplement which has been furnished to Household International and Household Canada by such underwriters or agents.

ITEM 16. EXHIBITS.

      1+       Form of Underwriting Agreement.
      4(a)+    Indenture dated as of May 15, 1993, among Household Canada,
               Household International and The Bank of New York, as Trustee.
      4(b)+    Indenture dated as of May 15, 1993, among Household Canada,
               Household International and LaSalle National Trust, N.A., as
               Trustee.
      4(c)+    Forms of Warrant Agreement, including form of Warrant
               Certificate.
      5(a)+    Opinion and Consent of Mr. John W. Blenke, Assistant General
               Counsel and Secretary of Household International, Inc.
      5(b)+    Opinion and Consent of Blake, Cassels & Graydon.
     12(a)*    Statement on the Computation of Ratio of Earnings to Fixed
               Charges of Household International.
     12(b)+    Statement on the Computation of Ratio of Earnings to Fixed
               Charges for Household Canada.
     23(a)+    Consent of Arthur Andersen LLP, Certified Public Accountants,
               for Household International and Household Canada.
     23(b)+    Consent of Mr. John W. Blenke, Assistant General Counsel and
               Secretary of Household International, Inc., is contained in his opinion (Exhibit 5(a)).
     23(c)+    Consent of Blake, Cassels & Graydon is contained in their
               opinion (Exhibit 5(b)).
     24        Powers of Attorney (included on Pages II-3 and II-5 hereof.)
     25(a)+    Statement of eligibility and qualification of The Bank of New
               York.
     25(b)+    Statement of eligibility and qualification of LaSalle National
               Trust, N.A.

--------
+To be filed by amendment.
*Incorporated by reference from Exhibit 12 to (i) the Annual Report on Form 10-
   K for the fiscal year ended December 31, 1994 and (ii) the Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, of Household International, Inc. (File No 1-8198).

ITEM 17. UNDERTAKINGS.

  The undersigned Registrants hereby undertake:

    (2) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

  provided, however, that the undertakings set forth in paragraphs (i) and
  (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (6) That for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrants hereby further undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted against the Registrants by such director, officer or controlling person, in connection with the securities registered hereby, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-3 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PROSPECT HEIGHTS, AND STATE OF ILLINOIS, ON THE 16TH DAY OF FEBRUARY, 1996.

                                          Household International, Inc.

                                                /s/ William F. Aldinger
                                          By: _________________________________
                                                    William F. Aldinger
                                               President and Chief Executive
                                                          Officer

  Each person whose signature appears below constitutes and appoints J. W. Blenke, L. S. Mattenson and P. D. Schwartz and each or any of them (with full power to act alone), as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her in his/her name, place and stead, in any and all capacities, to sign and file with the Securities and Exchange Commission, any and all amendments (including post-effective amendments) to the Registration Statement, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or their substitutes may lawfully do or cause to be done by virtue hereof.


  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ON FORM S-3 HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 16TH DAY OF FEBRUARY, 1996.

                 SIGNATURE                                     TITLE
                 ---------                                     -----
        /s/ William F. Aldinger
-------------------------------------------
           (William F. Aldinger)            President, Chief Executive Officer and
                                             Director
          /s/ Donald C. Clark
-------------------------------------------
             (Donald C. Clark)              Chairman of the Board and Director
         /s/ Robert J. Darnall
-------------------------------------------
            (Robert J. Darnall)             Director
           /s/ Gary G. Dillon
-------------------------------------------
             (Gary G. Dillon)               Director
         /s/ John A. Edwardson
-------------------------------------------
            (John A. Edwardson)             Director
        /s/ Mary Johnston Evans
-------------------------------------------
           (Mary Johnston Evans)            Director

                 SIGNATURE                                     TITLE
                 ---------                                     -----
          /s/ Dudley Fishburn
-------------------------------------------
          (Dudley Fishburn, M.P.)           Director
       /s/ Cyrus F. Freideim, Jr.
-------------------------------------------
         (Cyrus F. Freideim, Jr.)           Director
           /s/ Louis E. Levy
-------------------------------------------
              (Louis E. Levy)               Director
          /s/ George A. Lorch
-------------------------------------------
             (George A. Lorch)              Director
          /s/ John D. Nichols
-------------------------------------------
             (John D. Nichols)              Director
         /s/ James B. Pitblado
-------------------------------------------
            (James B. Pitblado)             Director
           /s/ S. Jay Stewart
-------------------------------------------
             (S. Jay Stewart)               Director
      /s/ Louis W. Sullivan, M.D.
-------------------------------------------
         (Louis W. Sullivan, M.D.)          Director
          /s/ Raymond C. Tower
-------------------------------------------
            (Raymond C. Tower)              Director
        /s/ David A. Schoenholz
-------------------------------------------
           (David A. Schoenholz)            Senior Vice President-Chief Financial
                                             Officer (as Principal Accounting and
                                             Financial Officer)

  The Registrant reasonably believes that the security rating to be assigned to the Securities registered hereunder will make the Securities "investment grade securities" pursuant to Transaction Requirement B.2 of Form S-3.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM F-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM F-3 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PROSPECT HEIGHTS, AND STATE OF ILLINOIS, ON THE 16TH DAY OF FEBRUARY, 1996.

                                          Household Financial Corporation
                                           Limited

                                                  /s/ Craig J. Chapman
                                          By: _________________________________
                                                     Craig J. Chapman
                                             Chairman, Chief Executive Officer
                                                       and President

  Each person whose signature appears below constitutes and appoints J. W. Blenke, L. S. Mattenson and P. D. Schwartz and each or any of them (with full power to act alone), as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her in his/her name, place and stead, in any and all capacities, to sign and file with the Securities and Exchange Commission, any and all amendments (including post-effective amendments) to the Registration Statement, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or their substitutes may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ON FORM F-3 HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 16TH DAY OF FEBRUARY, 1996.

                 SIGNATURE                                     TITLE
                 ---------                                     -----
           /s/ Craig J. Chapman
-------------------------------------------
             Craig J. Chapman               Chairman of the Board,
                                             Chief Executive Officer,
                                             President and Director
             /s/ Edgar Ancona
-------------------------------------------
               Edgar Ancona                 Director
             /s/ Peter A. Love
-------------------------------------------
               Peter A. Love                Director
         /s/ Jean-Claude Marsolais
-------------------------------------------
           Jean-Claude Marsolais            Director
             /s/ John E. Dill
-------------------------------------------
               John E. Dill                 Director
             /s/ Bonnie Brooks
-------------------------------------------
               Bonnie Brooks                Director

                 SIGNATURE                                     TITLE
                 ---------                                     -----
           /s/ George E. Neal
-------------------------------------------
              George E. Neal                Director
        /s/ Richard C. Henderson
-------------------------------------------
          (Richard C. Henderson)            Director, Law and Compliance, Secretary,
                                             General Counsel and Director
           /s/ Walter Lubiana
-------------------------------------------
             (Walter Lubiana)               Director, Financial Control and Controller
                                             (Principal Accounting Officer)
          /s/ Terry W. Cretney
-------------------------------------------
            (Terry W. Cretney)              Treasurer
                                             (Principal Financial Officer)

  The Registrant reasonably believes that the security rating to be assigned to the Securities registered hereunder will make the Securities "investment grade securities" pursuant to Transaction Requirement B.2 of Form F-3.